SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2011

EVETSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53271	84-1466135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 South Alvey Drive, Mapleton, UT	84664
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(801) 358-5094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On May 6, 2011, Evetsco, Inc. (the “Company”) issued a promissory note to Joseph Nemelka, the President, a director and principal shareholder of the Company.  The principal amount of the promissory note is $1,000 and represents funds advanced to the Company by Mr. Nemelka.  The promissory note bears interest at 5% per annum commencing May 6, 2011, and is due and payable on demand.  If demand is not made on or before December 31, 2012, the promissory note shall be due and payable without further demand 30 days thereafter.  Upon the occurrence of any event of default, the holder of the note may declare the unpaid principal amount of the note and interest thereon immediately due and payable.  Events of default shall include default in repayment of the note, voluntary bankruptcy or reorganization of the Company, or resignation or replacement of the entire Board of Directors as constituted on May 6, 2011.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 6, 2011, we borrowed $1,000 from Mr. Nemelka as described in detail in response to Item 1.01 above and may be deemed a direct financial obligation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evetsco, Inc.

Date:  May 9, 2011

By /s/ Joseph Nemelka

      Joseph Nemelka, President

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